                                                                    Exhibit 23.2







INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 33-5493, 2-83293, 33-43560, 33-48724, 33-83848, 333-05117, 333-05119, 333-40220,
333-74831 and 333-44752 of Pacific Capital Bancorp on Form S-8 of our report dated January 24, 2000 (relating to the financial statements of San Benito Bank not presented separately herein) appearing in this Annual Report on Form 10-K of Pacific Capital Bancorp for the year ended December 31, 2001.



Deloitte & Touche LLP
-----------------------
DELOITTE & TOUCHE LLP

Sacramento, California
March 11, 2002